SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CALL-SOLUTIONS, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



CALIFORNIA                             7389                           33-0563989

(STATE  )                 (PRIMARY  STANDARD INDUSTRIAL           (IRS  EMPLOYER
OF  INCORPORATION)        CLASSIFICATION  CODE  NUMBER    IDENTIFICATION NUMBER)
OR  ORGANIZATION)



                                 PETER VAN BRUNT
                             Chief Executive Officer

                              555 WHITEHALL STREET
                               ATLANTA, GA  30303
                                 (404) 222-0760

                         ADDRESS AND TELEPHONE NUMBER OF
                          (NAME, ADDRESS AND TELEPHONE
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          (NUMBER OF AGENT FOR SERVICE)

                               LEGAL SERVICES PLAN
                            (FULL TITLE OF THE PLAN)
                         Rosenfeld, Goldman & Ware, Inc.
                                101 Marietta St.
                                   Suite 1070
                                Atlanta, GA 30303

                         INTERNET SERVICES PROVIDER PLAN
                            (FULL TITLE OF THE PLAN)
                             Integrity Capital, Inc
                          914 Citadel Drive, Suite B-1
                                Everson, WA 98247



                        COPIES OF ALL COMMUNICATIONS TO:

                               THOMAS WARE, ESQ.,
                           101 MARIETTA ST, SUTIE 1070
                               TEL. (404) 522-1202

                         CALCULATION OF REGISTRATION FEE

                                                Proposed    Proposed
                                                Maximum      Maximum
Title  of  Securities             Amount of     Offering    Aggregate   Amount
Securities  to be Registered    Shares to be    Price Per    Offering    of Reg.
                                Registered(1)    Share       Price     Fee(1)(2)
-----------------------------  --------------  -----------  ----------  --------
$.001 par value Common            23,935,007       $0.08    $1,914,800   $481.70
  Stock
         Totals                   23,935,007       $0.08    $1,914,800   $481.70
--------------------------------------------------------------------------------

Total  No. of pages: 26                             Exhibit Index on Page No: 13

     (1)  Pursuant  to  Rule  416(c)  promulgated  under  the  Securities Act of
1933,as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

                              CALL-SOLUTIONS, INC.
                                555 Whitehall St.
                                Atlanta, GA 30303
                                 (404) 222-0740

                       (23,935,007 SHARES OF COMMON STOCK)

     This Prospectus relates to the offer and sale by CALL-SOLUTIONS, INC., a California corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to certain consultants of the Company (the "Consultants")pursuant to agreements entered into between the Company and the Consultants.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The  Common  Stock  is  Listed  on the OTC bulletin board under the symbol CSOL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The  date  of  this  Prospectus  is  March  27,  2001

    This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The
Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: CALL-SOLUTIONS, INC., 555 Whitehall St., Atlanta, GA 30303, telephone (404) 222-0740.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on an automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

PART  I

INFORMATION  REQUIRED  IN THE SECTION 10(A) PROSPECTUS                         6

ITEM  1.  PLAN lNFORMATION                                                     6

GENERAL  lNFORMATION                                                           6
The  Company                                                                   6
Purpose                                                                        6
Common  Stock                                                                  6
The  Consultant                                                                6
No  Restrictions  on Transfer                                                  6
Restrictions  on  Resales                                                      7

DOCUMENTS  INCORPORATED  BY REFERENCE & ADDITIONAL INFORMATION                 7

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

Legal  Opinion  and Experts                                                    7
Indemnification  of  Officers and Directors                                    8

PART  II

INFORMATION  REQUIRED  IN THE REGISTRATION STATEMENT                           8

ITEM  3.  lNCORPORATION  OF DOCUMENTS BY REFERENCE                             8

ITEM  4.  DESCRIPTION  OF SECURITIES                                           8

ITEM  5.  INTERESTS  OF NAMED EXPERTS AND COUNSEL                              8

ITEM  6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS                           9

ITEM  7.  EXEMPTION  FROM REGISTRATION CLAIMED                                 9

ITEM  8.  EXHIBITS                                                            10

ITEM  9.  UNDERTAKINGS                                                        10

EXHIBIT  INDEX                                                                13

PART  1

              INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

Item  1.     Plan  Information

GENERAL  INFORMATION

The  Company

     The Company has its principal offices at 555 Whitehall St., Atlanta, GA 30303, telephone (404) 222-0740.

Purposes

     The Common Stock will be issued by the Company pursuant to an agreement entered into between the Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreement is intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's mergers and acquisitions and strategic planning thereby advancing the interests of the Company, and all of its shareholders. A copy of the agreements has been filed as an exhibit to this Registration Statement.

Common  Stock

     The Board has authorized the issuance of up to 23,935,007 shares of its Common Stock to the Consultants and employees upon effectiveness of this Registration Statement.


The  Consultant

     The Consultant has agreed to provide its expertise and advice to the Company on a non-exclusive basis for the purpose of assisting the Company in its Corporate business and day to day affairs. Further, the Consultants shall assist the Company with strategic planning as required and requested by the Company.

No  Restrictions  on  Transfer

     The Consultants will become the record and beneficial owner of the shares of Common Stock upon their issuance and delivery and is thereby entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Restrictions  of  Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered and the option price. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS  INCORPORATED  BY  REFERENCE  AND  ADDITIONAL  INFORMATION

     The Company hereby incorporates by reference (i) its report of Form 8-K/A which contains audited financial data filed pursuant to the Securities or Exchange Act, (ii) any and all Forms 10-Q (10- QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: CALL-SOLUTIONS, INC., 555 Whitehall St., Atlanta, GA 30303, telephone (404) 222-0740.

Legal  Opinions  and  Experts

     Thomas Ware has rendered an opinion on the validity of the securities being registered. Mr. Ware is not an "affiliate" of the Company and does not have any interest in the registrant.

     The financial statements of CALL-SOLUTIONS, INC., incorporated by reference in the Company's Current Report (Form 10KSB) for the period ended December 31, 2000, have been audited by Kahn, Boyd, Levychin, LLP, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

     Indemnification  of  Officers  and  Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.   Incorporation  of  Documents  by  Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c), below, are incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a)  Registrant's  latest Annual  Report,  whether  filed  pursuant to section  13(a)  or  15(d)  of  the  Exchange  Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item  4.   Description  of  Securities

     No description of the class of securities (i.e., the $.001 par value Common Stock) is required under this item because the common Stock is registered under
Section  12  of  the  Exchange  Act.

Item  5.   Interests  of  Named  Experts  and  Counsel

     Mr. Ware, whose firm is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of the consulting agreement.

Item  6.   Indemnification  of  Directors  and  Officers

     The company's by-laws, in accordance with California Business Corporation Act, provide that to the extent he/she is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder 9 or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Company; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The California Business Corporation Act provides that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involved intentional is conduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.

Item  7.   Exemption  from  Registration  Claimed

           Not  Applicable.

Item  8.   Exhibits

     (a) The  following  exhibits  are  filed as part of this  S-8  registration
statement   pursuant  to  Item  601  of  Regulation  S-B  and  are  specifically incorporated  herein  by  this  reference:

Exhibit No.  Title
-----------  --------------------------------------------------

4.           Not Applicable
4.1          Amended Consulting Agreement with
             Integrity Capital.
4.2          Consulting Agreement with Tribe
             Communication.
4.3          Consulting Agreement with Hank Caldwell.
4.4          Consulting Agreement with Bishop McKinney.
4.5          Consulting Agreement with Herman Weeks.
4.6          Consulting Agreement with Malcomn Pryor.

5.           Opinion of Thomas Ware, regarding
             the legality of the securities registered.

15.          Not Required

23.1         Consent of Thomas Ware,
             special counsel to registrant, to the use of its
             opinion with  respect to the   legality  of  the
             securities being registered  hereby and to the
             references to it in the Prospectus filed as a part
             hereof.


23.2         Consent of Kahn, Boyd, Levychin, LLP,
             Certified Public Accountants

27.          Not Required
28.          Not Required
29.          Not Required


Item  9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reGAect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, GA 30303 on this 27th day of March, 2001.

                                   CALL-SOLUTIONS,  INC.
                                       (Registrant)

                              By:  /s/  Peter  Van  Brunt
                                   --------------------
                                   Peter  Van  Brunt
                                   Chief  Executive  Officer

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                   Title               Date
----------------------  -----------------------  --------------

/s/ Peter Van Brunt     Chief Executive Officer  March 29, 2001
----------------------   /Chairman & Director
   Peter Van Brunt

                                   PROSPECTUS

                              CALL-SOLUTIONS, INC.

                        23,935,007 Shares of Common Stock


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY TEH SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This Prospectus relates to 23,935,007 shares (the Shares) of common stock, of Call-Solutions, Inc. (the Company). The Shares have been issued to consultants (the Selling Shareholders) pursuant to Consulting Agreements. The Selling Shareholders will be offering the Shares for their own respective accounts, and the Company will not receive any part of the proceeds from the sales (see Selling Shareholders). This Prospectus identifies the Selling Shareholders with a current intent to sell, and other Selling Shareholders who hold Shares eligible for sale. Additional Selling Shareholders may be identified by prospectus supplements.

     The Company has been advised by the Selling Shareholders that there are not any underwriting arrangements with respect to the sale of the Shares. The Shares will be sold from time to time in the over-the-counter market at then prevailing prices or at prices related to the then current market prices or in private transactions at negotiated prices, and brokerage fees may be paid by the Selling Shareholders in connection with any sale. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and related fees and expenses. The Company will bear the cost of preparing and filing the Registration Statement and Prospectus and all filing fees and legal and accounting expenses in connection with registration under federal and state securities laws.

THESE  SECURITIES  INVOLVE  A  HIGH  DEGREE  OF  RISK  (SEE  RISK  FACTORS)

The  Date  of  this  Prospectus  is  March  29,  2001

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the Act files reports, proxy statements and other information with the Securities and Exchange Commission (the Commission). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and the Commission's Regional offices at 75 Park Place, 14th Floor, New York, New York 100007; 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036 and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from such facilities and the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates.

This Prospectus, which constitutes part of a registration statement filed by the Company with the Commission under the Securities Act of 1934 omits certain of the information contained in the registration statement. Reference is hereby made to the registration statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered. Statements contained concerning the provisions of documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each statement is qualified in its entirety by such reference.

INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

The following documents are incorporated by reference into this Registration Statement, and are made a part hereof:

(a) The Registrant's annual report on Form 10-K, for the fiscal year ended December 31, 2000.

(b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 31, 2000.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of such fiscal year.

(d) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

THE  COMPANY

ITEM  1     DESCRIPTION  OF  BUSINESS

Business  Development
---------------------

The Company was incorporated in California on August 15, 1983 using the name of Tahoe Lake Concessions, Inc. The Company remained dormant until 1993. On June 21, 1993, the Company's shareholders approved a name change to BAOA, Inc. From 1993 through 1997, BAOA was engaged in the development, marketing, and sales of an educational and entertainment board game, the marketing of an affinity credit card, the licensing of a trademark logo, "Black Americans of Achievement," and the development of a television game show. On October 4, 2000, the Company's shareholders approved a name change to Call-Solutions, Inc. On January 20, 2001, the name change was officially filed with the California Secretary of State.

There  have  been  no  bankruptcy,  receivership  or  similar  proceedings.

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business  of  the  Issuer
-------------------------

Call-Solutions' mission is to open call centers throughout the world in locations which have business atmospheres that are encouraging to labor intensive business operations. The Company's goal is to be the first choice of corporate business customers who wish to outsource their company's teleservice needs. The company will design its call centers to be multi-media contact centers to facilitate computer telephony integration technology enabling all Internet, cable and telephony commerce.

The Company also desires to become a world leader in "direct-to-consumer" distribution of goods and services by using its call center operation.


Competition
-----------

While the size and financial strength of the Company's competitors are substantially greater than those of the Company, management believes the Company will be able to compete effectively because it will incur lower costs and expenses due to significantly lower labor costs. The Company believes that the affordable labor rate will significantly increase its profitability on call center projects. This factor will also allow the company to train its teleservice representatives for new sales and marketing campaigns at extremely competitive rates. This ability to re-train its teleservices representatives at an affordable rate will make the Company's call centers more competitive in the marketplace.


ITEM  2     DESCRIPTION  OF  PROPERTY

The Company has a lease on their office space located at 555 Whitehall Street, Atlanta, Georgia.


ITEM  3     LEGAL  PROCEEDINGS

The  Company  had  no  legal  proceedings  in  2000  and  none  are  pending.


ITEM  4     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

On October 4, 2000, the Company held a Special Meeting of the Shareholders. The Shareholders were considering the following issues:

1. Resolution Number 1. A Shareholders' resolution amending Article 4 of the Amended Articles of Incorporation and approving a reverse stock split of the issued and outstanding shares of this Corporation's Common Stock.

2. Resolution Number 2. A Shareholders' resolution amending the Amended Articles of Incorporation so that there will be 90,000,000 common shares authorized after the Reverse Split.

3. Resolution Number 3. A Shareholders' resolution amending Article 1 of the Amended Articles of Incorporation to change the name of the Corporation to:
Call-Solutions,  Inc.

4.     Resolution Number 4.  Ratification of Accounting firm Kahn Boyd Levychin,
CPAs.


Vote  of  Shareholders
----------------------

A majority of the Shareholders voted in favor of Resolutions 1, 2, 3 and 4 as follows:

                         FOR       AGAINST   ABSTAIN
Resolution Number 1  117,881,596  2,014,866   32,100
Resolution Number 2  117,762,696  2,111,866   54,100
Resolution Number 3  119,269,896    587,666   71,000
Resolution Number 4  118,964,062    681,500  283,000

                                     PART II


ITEM  5     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDERS  MATTERS.

General
-------

The Company's common stock is traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is sponsored by the National Association of Securities Dealers (NASD). The Electronic Bulletin Board is a network of security dealers who buy and sell stocks.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

          1999             LOW    HIGH
          First Quarter    .04     .06
          Second Quarter   .03     .15
          Third Quarter    .03     .06
          Fourth Quarter   .02     .05

          2000             LOW    HIGH
          First Quarter    .03     .30
          Second Quarter   .05     .12
          Third Quarter    .02     .06
          Fourth Quarter   .02     .31

The Company's Board of Directors determines any payment of dividends. The Board of Directors does not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.



         THE SECURITIES REGISTERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH AMOUNT OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOS THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE HIGH RISK ASSOCIATED WITH THESE SECURITIES.

        Prospective investors should, prior to making an investment, carefully consider the following risk factors with respect to the Company and this offering.

                                  RISK FACTORS

(1) Competition. The business in which the Company is engaged is highly competitive and many of the Company's competitors have substantially greater resources and experience than the Company.

(2) No Dividends. The Company has never paid a dividend on its Common Stock, and does not intend to pay dividends in the foreseeable future. It currently intends to retain substantially all future earnings for use in its business.

(3) Lack of Operating History and Possibility of Operating Losses. The Company may incur operating losses and no assurance can be given as to the ultimate success or failure of the Company or as to the return, if any, that investors will receive on their investments. Operating losses could be substantial, in which event investors could sustain a total loss of their investment.

(4) Market Acceptance. The Company's ability to successfully market its products will depend upon its acceptance by the community. There can be no assurance that the Company will be able to achieve commercial acceptance of its travel business.

(5) Broker-Dealer Sales of Company's Registered Securities. The Company's common stock is deemed a "Penny Stock" since the Gross assets are less than $4,000,000 and the net assets are less than $2,000,000. Therefore the SEC imposes additional sales requirements on Broker-Dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with a spouse). In these transactions, the Broker-Dealer must make a suitability determination and obtain the purchaser's written agreement to the transaction prior to the sale. Consequently, the rules may make it more difficult for the Brokers to sell the securities or for shareholders to sell in a secondary market.

THIS LIST OF RISK FACTORS MAY NOT BE COMPREHENSIVE. EACH INVESTOR IS CAUTIONED AND ADVISED TO MAKE HIS OWN INQUIRIES AND ANALYSIS WITH RESPECT TO THE CURRENT AND PROPOSED BUSINESS OF THE COMPANY.

MANAGEMENT

The  executive  officers  and  Directors  of  the  Company  are  as  follows:

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION  16(a)  OF  THE  EXCHANGE  ACT

Director            Age    Date Elected     Position

Peter Van Brunt      46       7/20/96       Director & CEO
  John Ballard       42       10/1/99       Director & CFO
  Cameron Billmyer   55       10/1/99       Director & Secretary

Peter  Van  Brunt
-----------------
Mr. Van Brunt is an expert at developing new businesses. His extensive experience in the International and Domestic arenas of business and finance have given him the experience to launch and maintain Call-Solutions' mission in establishing teleservice centers around the world.

Mr. Van Brunt has over 24 years of business experience. As a corporate officer for an African Development company, he successfully started a crude oil trading company acquiring and trading over 36 million barrels of crude petroleum oil, conducted commodities transactions and business development throughout the African continent. He also established an aircraft leasing company, a rough diamond trading business as well as successfully operating today.

He was senior vice president and assistant general counsel for one of the nation's largest African American owned recording companies. He managed all phases of business affairs and contract negotiations for artists. His experience also includes negotiating agreements for recording artists, distribution, publishing and foreign licensing. While serving as President of an Interactive software publishing company, he designed and implemented a national sales campaign for Software products and was responsible for the artist licensing and distribution strategies.

Mr. Van Brunt is a graduate of Columbia University, completed a J.D. in Law from the University of La Verne where he was an Editor on Law Review and has taken postgraduate studies at Oxford University.

John  Ballard
-------------
John has more than 14 years of leadership, management, project management, accounting and administrative experience.

Ballard is currently the CFO for a chain of retail stores in Denver, where he is responsible for all financial operations of retail stores, and creates all accounting and financial reports. Ballard has served as a financial specialist for Martin Lockheed and served as an accountant for Texaco.

Ballard holds a BS in management and marketing from the University of Colorado, where he graduated Magna Cum Laude. Ballard also holds a MBA from Regis University.

R.  Cameron  Billmyer
---------------------
Mr. Billmyer has enjoyed a distinguished career as a lawyer, currently specializing in corporate law, transactional work, due diligence and financial analysis. He also has been a part-time faculty member teaching paralegals at Villanova University for the last six years. Prior to starting his new firm, he was a trial attorney specializing in FELA litigation for the insurance industry in Pennsylvania. Mr. Billmyer received a B.A. from Wesleyan University in Middletown, Connecticut, a M.Ed. from Temple University in Philadelphia, Pennsylvania and a J.D. from the Delaware Law School of Widener University. The directors of the Company are elected annually by the shareholders for a term of one year or until their successors are elected and qualified. The officers serve at the pleasure of the Board of Directors.

CERTAIN  TRANSACTIONS

 Call-Solutions had opened and planned to expand a call center in Montego Bay, Jamaica. However, the opportunity to acquire an existing call center with over 250 seats has now become available. Call-Solutions ceased its call center operations to engage in the acquisition of Sharpe Communications, a call center located in the Cazoumar Free Zone. The Sharpe Communications call center has the ability to handle both inbound and outbound teleservice work. Currently, Sharpe Communications performs outbound direct marketing of its own travel club products and credit cards.

Sharpe Communications reported gross revenues over the last 12 months in excess of three million eight hundred thousand United States dollars (US $3,800,000.00) and revenue over the next twelve months is expected to gross over twelve million United States dollars (US $12,000,000.00). Sharpe offers its clients three options:

1. Complete outsourcing of their clients' teleservice needs, including recruitment, training, and management.
2. Access to agent positions and telecommunications. Sharpe supplies fully equipped workstations and telecommunications equipment, the client hires and trains their own agents.
3. Space and telecommunications only. Clients construct their own agent workstations and handle all personnel matters including recruitment, training and management.

The Company's Jamaica call center is projected to gross over twelve million dollars in sales provided it ramps up to its full capacity during the next twelve months.

The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget and a lack of funding due to the Company's inability to raise capital in the Equity Securities Market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps and would instead delay all cash intensive activities.


 USE  OF  PROCEEDS

      The Shares will be offered by the Selling Shareholders for their own respective accounts and the Company will not receive any part of the proceeds from the sale. The principal reason for this offering is to allow the Selling Shareholders to offer their Shares pursuant to an effective registration statement as required in certain agreements between the Company and the Selling Shareholders.

SELLING  SHAREHOLDERS

     The following table sets forth for each of the Selling Shareholders such person's ownership of shares at March 29, 2001, the number of shares being offered by each person.

Employee/Consultant   Number of Shares
--------------------  ----------------
Joe Risk                     1,806,818
--------------------  ----------------
Teena Martin                 1,500,000
--------------------  ----------------
Richard Dwayne Britt           954,546
--------------------  ----------------
Steve Wright                   306,819
--------------------  ----------------
Marcus A. Sanders              613,637
--------------------  ----------------
Charles L. Smith                56,819
--------------------  ----------------
Delmonty Clark                  72,728
--------------------  ----------------
Glenn Toby                      22,728
--------------------  ----------------
Virgil Roberts                 272,728
--------------------  ----------------
John Ballard                 1,022,728
--------------------  ----------------
Cameron Billmyer               272,728
--------------------  ----------------
Peter Van Brunt              3,500,000
--------------------  ----------------
Thomas Ware                  1,150,000
--------------------  ----------------
Tribe Communications           250,000
--------------------  ----------------
Integrity Capital              300,000
--------------------  ----------------
Hank Caldwell                1,000,000
--------------------  ----------------
Gary Wykidal                    50,000
--------------------  ----------------
Bishop McKinney                100,000
--------------------  ----------------
HKN Investments             10,000,000
--------------------  ----------------
Herman Weeks                    85,000

Total Issuance              23,935,007
--------------------  ----------------


PLAN  OF  DISTRIBUTION


       The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The  Shares  may  be  sold  in  one  or  more  of  the  following  ways:

(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.
Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Act,disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer,
(ii) the number of shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer when applicable, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

     The Selling Shareholders will be subject to anti-fraud and anti-market manipulation rules under the Securities Exchange Act of 1934 in connection with this offering. Rules 10b-2, 10b-6 and 10b-7, among others, effectively prohibit the Selling Shareholders from purchasing the Company's common stock while the Shares are being offered pursuant to this Prospectus.

     The Company has agreed to indemnify the Selling Shareholders and underwriters acting of their behalf against certain liabilities under the Act for material misrepresentations or omissions contained in this Prospectus

     The laws of certain states may require that sales of the Shares offered be conducted solely through brokers or dealers registered in those states.

DESCRIPTION  OF  SECURITIES

     The Company has authorized 90,000,000, .001 par value, shares of common stock and 50,000,000, no par value, shares of preferred stock. Each holder of common stock has one vote per share on all matters voted upon by the shareholders. The voting rights are noncumulative so that shareholders holding more than 50% of the outstanding shares on common stock are able to elect all members of the Board of Directors. There are no preemptive rights or other rights of subscription.

     Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

      There are no dividend rights to the preferred shares. Each preferred share has one vote equal to a share of common stock.

      There was a meeting of shareholders of the Company on October 4, 2000 where if was resolved that the Company reverse split its common shares 1 for 20, which was effective on October 4, 2000. All share numbers reflect this change. The split did not have any effect on the preferred shares.

LEGAL  MATTERS

       Legal matters in connection with this offering of Common Shares will be passed upon for the Company by Thomas Ware, Attorney at Law, Atlanta, Georgia.

EXPERTS

     The audited financial statements of the Company included in this prospectus have been examined by the accounting firm of Kahn, Boyd, Levychin, LLP, Certified Public Accountants, as set forth in its report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.


                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


Exhibit Number
In Registration
   Statement     Description                                         Numbered Page
---------------  --------------------------------------------------  -------------
5.               Not Applicable
4.1              Amended Consulting Agreement with
                 Integrity Capital.
4.2              Consulting Agreement with Tribe
                 Communication.
4.3              Consulting Agreement with Hank Caldwell.
4.4              Consulting Agreement with Bishop McKinney.
4.5              Consulting Agreement with Herman Weeks.
4.6              Consulting Agreement with Malcomn Pryor.

6.               Opinion of Thomas Ware, regarding
                 the legality of the securities registered.

15.              Not Required

23.1             Consent of Thomas Ware,
                 special counsel to registrant, to the use of its
                 opinion with  respect to the   legality  of  the
                 securities being registered  hereby and to the
                 references to it in the Prospectus filed as a part
                 hereof.


                                    Page 24

23.2             Consent of Kahn, Boyd, Levychin, LLP,
                 Certified Public Accountants

27.              Not Required
28.              Not Required
30.              Not Required

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, GA 30303 on this 27th day of March, 2001.

                                    CALL-SOLUTIONS,  INC.
                                       (Registrant)

                             By:  /s/  Peter  Van  Brunt
                                ----------------------------
                                   Peter  Van  Brunt
                                   Chief  Executive  Officer

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

      Signatures                    Title                      Date
----------------------     -------------------------     ----------------

/s/  Peter  Van  Brunt     Chief  Executive  Officer     March  29,  2001
   -------------------      /Chairman  &  Director
   Peter  Van  Brunt